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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 2, 1998



                           FAMILY GOLF CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                     0-25098                    11-3223246
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
of Incorporation)                 File Number)              Identification No.)


                              538 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (516) 694-1666


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        -------------------------------------

         On December 2, 1998, Family Golf Centers, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, Eagle Quest Golf Centers (U.S.), Inc., a Delaware corporation, acquired all of the issued and outstanding shares of capital stock of SkateNation Inc. ("SkateNation"), which was a wholly-owned subsidiary of TrizecHahn (USA) Corporation, pursuant to a Stock Purchase Agreement dated November 27, 1998, as amended, among the Company, Eagle Quest Golf Centers (U.S.), Inc. and TrizecHahn (USA) Corporation. The Company believes that prior to the acquisition, SkateNation was one of the largest operators of ice skating facilities in the United States, with 6 facilities owned or leased and 17 under management in eleven states.

         The Company paid $29.0 million in cash for SkateNation, minus certain indebtedness and other liabilities (currently estimated at $12.1 million), subject to certain post-closing adjustments.

         The Company intends to continue operating SkateNation's business operations in substantially the same manner as previously conducted.

ITEM 5. OTHER EVENTS.
        -------------

         On December 2, 1998, the Company and a syndicate of banks led by The Chase Manhattan Bank entered into a Credit Agreement (the "Credit Agreement") providing for a $100 million revolving credit facility which converts to a four-year term loan in December 2000 (the "Credit Facility"). After conversion to the term loan, the loan is to be repaid in 18 substantially equal quarterly installments. The Company's obligations under the Credit Facility are secured by the pledge of the stock of most of the Company's subsidiaries and such subsidiaries have also guaranteed such obligations. At the time of each loan under the Credit Facility, the Company may choose between an interest rate based on the greater of (i) the "Base Rate" plus 0.25% per annum or (ii) LIBOR, plus between 1.0% and 2.0% per annum (depending on the Company's ratio of Consolidated Funded Debt to Consolidated EBITDA (as such terms are defined in the Credit Agreement)). During the term loan, the interest rate will be increased by 0.5% per annum in the case of Base Rate loans and 0.25% per annum in the case of LIBOR loans.

         The Credit Agreement contains certain restrictive covenants, including, among others, covenants limiting liens, indebtedness, acquisitions, asset sales, construction of new facilities, capital expenditures and investments and covenants requiring continued compliance with certain financial tests, including, among others, a net worth test and several financial ratios, including an interest coverage ratio, several debt to EBITDA ratios and a debt service coverage ratio. The Company may pay dividends as long as no event of default has occurred and is continuing. Included among the events of default are any Change of Control (as defined in the Credit Agreement) of the Company. A portion of the proceeds of the Credit Facility was used to pay $42.7 million principal amount indebtedness to The Chase Manhattan Bank under a prior credit facility that was outstanding as of September 30, 1998.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
        -------------------------------------------------------------------

         (a) Financial Statements of Business Acquired: It is impractical to file financial statements of SkateNation at this time. The required financial statements will be filed under cover of a Form 8-K/A within 60 days of December 15, 1998.

         (b) Pro Forma Financial Information: It is impractical to file pro forma financial information at this time. The required pro forma financial information will be filed under cover of a Form 8-K/A within 60 days of December 15, 1998.

         (c)      Exhibits

                  2.1 Stock Purchase Agreement, dated November 27, 1998, by and among the Company, Eagle Quest Golf Centers (U.S.), Inc. and TrizecHahn (USA) Corporation, excluding schedules and exhibits.

                  2.2 Amendment No. 1 to the Stock Purchase Agreement, dated December 2, 1998, by and among the Company, Eagle Quest Golf Centers (U.S.), Inc. and TrizecHahn (USA) Corporation, excluding schedules.

                  5 Credit Agreement, dated as of December 2, 1998, by and among the Company, The Chase Manhattan Bank as Agent and as a Lender and the Lenders which are parties thereto, excluding schedules and exhibits.

                  99.1 Text of press release issued by the Company, dated
                       November 30, 1998.

                  99.2 Text of press release issued by the Company, dated
                       December 3, 1998.

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                                   SIGNATURE
                                   ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 1998
                                      FAMILY GOLF CENTERS, INC.
                                      (Registrant)



                                      By: /s/ Pamela S. Charles
                                         --------------------------------------
                                            Name: Pamela S. Charles
                                            Title: Vice President and Secretary

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                               INDEX TO EXHIBITS


EXHIBIT NUMBER   DESCRIPTION
--------------   -----------

2.1 Stock Purchase Agreement, dated November 27, 1998, by and among the Company, Eagle Quest Golf Centers (U.S.), Inc. and TrizecHahn (USA) Corporation, excluding schedules and exhibits.

2.2 Amendment No. 1 to the Stock Purchase Agreement, dated December 2, 1998, by and among the Company, Eagle Quest Golf Centers (U.S.), Inc. and TrizecHahn (USA) Corporation, excluding schedules.

5 Credit Agreement, dated as of December 2, 1998, by and among the Company, The Chase Manhattan Bank as Agent and as a Lender and the Lenders which are parties thereto, excluding schedules and exhibits.

99.1             Text of press release issued by the Company, dated November
                 30, 1998.

99.2             Text of press release issued by the Company, dated December
                 3, 1998.